[EXECUTION COPY]


SUBSIDIARY GUARANTY


THIS SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of April 28, 1994, made by each of the undersigned Subsidiaries (as defined below) of HEALTHTRUST, INC. - THE HOSPITAL COMPANY, a Delaware corporation (the "Company") and any Subsidiary of the Company that after the date hereof executes an acknowledgment to this Guaranty substantially in the form of Exhibit A hereto (each such undersigned and other Subsidiary being referred to individually as a "Guarantor" and collectively as the "Guarantors"), in favor of and for the benefit of THE BANK OF NOVA SCOTIA
("Scotiabank"), as collateral agent for and representative of the Guarantied Parties (as defined below) (in such capacity, together with any successor, or other representative for the Guarantied Parties being collectively referred to herein as the "Collateral Agent"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement referred to below.


W I T N E S S E T H

WHEREAS each Guarantor is a direct or indirect wholly-owned Subsidiary (other than a JV Subsidiary) of the Company; and

WHEREAS, the Company has heretofore entered into a certain Credit Agreement, dated as of September 29, 1992 (as amended, modified or amended and restated or otherwise modified to the date hereof, the "1992 Credit
Agreement") with the financial institutions parties thereto, Scotiabank, ABN AMRO Bank N.V., Bank of
America National Trust and Savings Association, The
Chase Manhattan Bank, N.A., Citibank, N.A., Continental
Bank N.A., Deutsche Bank A.G., New York Branch, LTCB
Trust Company, Swiss Bank Corporation, and The
Toronto-Dominion Bank, as co-agents and Scotiabank, as administrative agent for the lenders; and

WHEREAS, pursuant to a Credit Agreement, dated as of April 28, 1994 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Company, the various financial institutions
(individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto, Scotiabank and ABN AMRO Bank, N.V.,
Bank of America National Trust and Savings Association,
The Chase Manhattan Bank, N.A., Chemical Bank, Citicorp
USA, Inc., Continental Bank N.A., Deutsche Bank AG, New
York Branch, First Union National Bank of North
Carolina, General Electric Capital Corporation, The
Industrial Bank of Japan, Limited, New York Branch, The
Long-Term Credit Bank of Japan, Limited, New York
Branch, NationsBank of Tennessee, N.A., Swiss Bank
Corporation, San Francisco Branch, Third National Bank in Nashville, and The Toronto-Dominion Bank, as co-agents, and Scotiabank, as administrative agent, the Lenders have agreed to refinance all amounts outstanding or otherwise due under the 1992 Credit
Agreement and have extended commitments to make Credit
Extensions to the Company; and

WHEREAS, the Company has and may hereafter from time to time enter into arrangements designed to protect the Company against fluctuations in interest rates (such arrangements (if any) which are entered into with one or more Lenders or which have been entered into with one or more lenders under the 1992 Credit Agreement
(collectively, the "Interest Rate Exchangers", and together with the Lenders, collectively, the "Guarantied Parties") being collectively referred to herein as the "Interest Rate Aqreements"); and

WHEREAS, as a condition precedent to the making of the initial Credit Extensions under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty; and

WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty;
and

WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Company pursuant to the Credit
Agreement and the entering into of Interest Rate
Agreements with Interest Rate Exchangers, which benefits are hereby acknowledged, and each Guarantor, accordingly, desires to enter into this Guaranty in order to satisfy the condition precedent described in the foregoing recital;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor hereby agrees as follows:

A G R E E M E N T :

Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantee as primary obligors and not merely as sureties the prompt payment in full when due, whether at stated maturity, by acceleration, demand or otherwise (including, without limitation, obligations that would become due but for the operation of the automatic stay under Section
362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)) (a) to the Lenders, of Obligations of the Company and (b) to each Interest Rate Exchanger, if any, of all obligations of the Company owing to such Interest Rate
Exchanger under any Interest Rate Agreement whether, in the case of clauses (a) and (b), now existing or hereafter arising, whether, in each case, for principal, premium, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to the Company would accrue on such obligations, whether or not a claim is allowed against the Company for interest in any such proceeding), payments for early termination, fees, expenses or otherwise (all such liabilities and obligations described in the foregoing clauses (a) and
(b) being the "Guarantied Obligations" provided, however, that the guarantee made under this Guaranty shall be effective as to (i) any obligations refinancing all or any portion of the Obligations under the Credit Agreement only if the holders of such obligations or their representative shall have executed an acknowledgment to this Guaranty substantially in the form of Exhibit C hereto acknowledged by each Guarantor, (ii) any Interest Rate Obligations only if the Interest Rate Exchanger to whom such Interest Rate
Obligations are owed shall have executed and delivered an acknowledgment to this Guaranty substantially in the form of Exhibit C hereto acknowledged by each Guarantor and (iii) EPIC and its Subsidiaries only from and after the 90th day following the Closing Date.

Anything contained in this Guaranty to the contrary notwithstanding if the transactions contemplated hereby would be usurious under applicable law, then, in that event, it is agreed that the aggregate of all that is taken, reserved, contracted for, charged or received under this Guaranty shall under no circumstances exceed the maximum amount of interest allowed by applicable law. If under any circumstances the Guarantied Parties should ever receive as interest an amount that would exceed the highest lawful rate, then such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Credit Agreement and not to the payment of interest.

In addition, the liability of each Guarantor under this Guaranty shall not exceed the greater of (a) the net value of the benefits realized by such Guarantor
(including the value of the benefits realized by the subsidiaries of such Guarantor) as of the Ending Date
(as defined in Exhibit B hereto) from Credit Extensions and (b) the Maximum Guaranty Amount (as defined in
Exhibit B hereto) for such Guarantor determined as of the Ending Date (such limitation being the "Net Worth
Cap").

Each Guarantor agrees that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, that such Guarantor will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guarantied Obligation and that the guaranty herein made shall apply to the Guarantied
Obligations as so amended, renewed or altered.

Each Guarantor waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives presentation of, demand of, and protest of any of the Guarantied Obligations and also waives notice of protest for nonpayment.

The obligations of each Guarantor under this Guaranty
are absolute and unconditional and shall not be
impaired by:

(a) the failure of any Guarantied Party to assert any claim or demand or to enforce any right or remedy against the Company under the provisions of the Credit
Agreement, any other Loan Document or any other agreement or otherwise;

(b) any extension, renewal or other alteration of any provision thereof;

(c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Credit
Agreement, any other Loan Document or any instrument or agreement executed pursuant thereto;

(d) the Guarantied Obligations, or any agreement relating thereto at any time being found to be illegal, invalid or unenforceable in any respect;

(e) the failure of any Guarantied Party to exercise any right or remedy against any other guarantor of any of the Guarantied Obligations;

(f)  the sale, exchange, release, surrender,
realization upon, failure to perfect with respect to or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guarantied
Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or any offset there-against;

(g) the settlement or compromise of any of the Guarantied Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or any subordination of the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of the Company other than Guarantied Parties and Guarantors;

(h) application of any sums by whomsoever paid or h~wsoever realized to any liability or liabilities of the Company to the Guarantied Parties regardless of what liability or liabilities of the Company remain unpaid; or

(i) the act or failure to act in any manner referred to in this Guaranty which may deprive any Guarantor of its right to subrogation against the Company to recover full indemnity for any payments made pursuant to this Guaranty.

Each Guarantor further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Guarantied Party to any of the security held for payment of any of the Guarantied
Obligations or to any balance of any deposit account or credit on the books of any Guarantied Party in favor of the Company or any other Person.

Except as expressly limited by the second paragraph of this Guaranty and the Net Worth Cap, the obligations of each Guarantor under this Guaranty shall not be subject to any reduction, limitation, impairment, or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guarantied
Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations or any discharge of the Company from any of the Guarantied Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of any Guarantied Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, or any other agreement, by any waiver or modification of any thereof, by any default, waiver or delay, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

Each Guarantor assumes all responsibility for being and keeping itself informed of the condition (financial or otherwise) and assets of the Company and its Subsidiaries, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that no Guarantied Party shall have any duty to advise
Guarantor of information known to any of them regarding such circumstances or rlsks.

Each Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of, interest on or any other amount with respect to any Guarantied Obligations is rescinded or must otherwise be restored by any Guarantied Party upon the bankruptcy or reorganization of the Company, any other Person or otherwise.

Each Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right that any Guarantied Party may have at law or in equity against such Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantied
Obligations when and as the same shall become due, whether by required prepayment, declaration or otherwise (including amounts that would become due but for the operation of the automatic stay under Section
362(a) of the Bankruptcy Code, 11 U.S.C.  362(a)), such
Guarantor will, subject to the second paragraph of this Guaranty and to the Net Worth Cap, forthwith pay, or cause to be paid, in cash, to Collateral Agent for the ratable benefit of Guarantied Parties, an amount equal to the sum of the unpaid principal amount of such Guarantied Obligations then due as aforesaid, accrued and unpaid interest on sucn Guarantied Obligations
(including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to the Company, would have accrued on such Guarantied
Obligations, whether or not a claim is allowed against the Company for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to Guarantied Parties as aforesaid. All such payments shall be applied promptly, from time to time, by Collateral Agent:

first, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Collateral Agent as it may be entitled thereto under the tenms of the Loan Documents and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

second, after payment in full of the amounts specified in the preceding subparagraph, to the ratable payment of all other Guarantied Obligations; and

third, after payment in full of all Guarantied
Obligations, to such Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

Each Guarantor further agrees that any rights of subrogation such Guarantor may have against the Company or against any collateral or security, and any rights of contribution such Guarantor may have against the Company or against any collateral or security, and any rights of contribution such Guarantor may ha~e against any other guarantor, shall be junior and subordinate to any rights any Guarantied Party may have against the Company, to all right, title and interest any Guarantied Party may have in any such collateral or security, and to any right any Guarantied Party may have against such other guarantor. Collateral Agent, on behalf of Guarantied Parties, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any surrogation rights arising out of this Guaranty such Guarantor may have, and upon any such disposition or sale any rights of subrogation such Guarantor may have shall terminate. If any amount shall be paid to such Guarantor on account of such subrogation rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Collateral
Agent on behalf of Guarantied Parties and shall forthwith be paid over to Collateral Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or any applicable Loan Document.

No delay or omission by any Guarantied Party in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

Anything contained in this Guaranty to the contrary notwithstanding, no Guarantied Party shall be entitled to take any action whatsoever to enforce any term or provision of this Guaranty except through the Collateral Agent in accordance with the terms of the Credit Aqreement.

No amendment, modification or waiver to this Guaranty shall be binding (i) on the Collateral Agent without the written consent of the Collateral Agent or (ii) on any Guarantor without the written consent of such Guarantor. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Guarantied Parties and, in the event of any transfer or assignment of rights by any Guarantied Party, the rights and privileges herein conferred upon that Guarantied Party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof; provided, that if (a) a Permitted
Disposition occurs and the assets subject to such Permitted Disposition are Securities owned by the Company in a Guarantor and, after giving effect to such Permitted Disposition, such Guarantor ceases to be a Subsidiary of the Company, (b) the corporate existence of a Guarantor is terminated in accordance with the Credit Agreement or (c) a Guarantor becomes a JV
Subsidiary, then in the case of clauses (a),  (b) and
(c), the obligations of any such Guarantor under this Guaranty shall be deemed terminated upon the occurrence of such Permitted Disposition or termination or upon the occasion of such Guarantor becoming a JV
Subsidiary, as the case may be. Upon the termination of the obligation of any Guarantor under this Guaranty, in accordance with the provisions of the preceding sentence, the Collateral Agent will, upon the reguest of the Company, execute and deliver to the Company such instruments as may be reasonably requested by the Company to evidence such termination.

In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Guarantied
Party is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other
Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits
(general or special) and any other indebtness at any time held or owing by such Guarantied Party to or for the credit or the account of a Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Guarantied Party under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

This Guaranty is the independent and several obligation of each Guarantor and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor.

THIS GUARANTY, AND ANY INSTRUNENT OR AGREEMENT REQUIRED
HEREUNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF
THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS OF LAW.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR
WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY
STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE
STATE OF NEW YORK AND, BY EXECUTION AND DELIVERY OF
THIS GUARANTY, EACH GUARANTOR ACCEPTS FOR ITSELF AND IN
CONNECTION WITH ITS PROPERTIES, GENERALLY AND
UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE
AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON
CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY
JUDGMENT RENDERED THEREBY IN CONNECTION WRITE THIS
GUARANTY.  EACH GUARANTOR HEREBY DESIGNATES AND
APPOINTS DEWEY BALLANTINE, 1301 AVENUE OF THE AMERICAS,
NEW YORK, NEW YORK  10019, ATTENTION:  MORTON A.
PIERCE, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE
SELECTED BY SUCH GUARANTOR IRREVOCABLY AGREEING IN
WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS
BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS
IN SUCH COURT, SUCH SERVICE BEING EEREBY ACKNOWLEDGED
BY EACH SUCH GUARANTOR TO BE EPFECTIVE AND BINDING
SERVICE IN EVERY RESPECT.  A COPY OF ANY SUCH PROCESS
SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO
GUARANTORS AT THE ADDRESS PROVIDED IN THE APPLICABLE
SIGNATURE PAGE HERETO EXCEPT THAT UNLESS OTHERWISE
PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH
COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF
PROCESS. IF ANY AGENT APPOINTED BY A GUARANTOR REFUSES
TO ACCEPT SERVICE, SUCH GUARANTOR EEREBY AGREES THAT
SERVICE UPON IT BY REGISTERED MAIL SHALL CONSTITUTE
SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE
RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
LAW OR SHALL LIMIT THE RIGHT OF ANY GUARANTIED PARTY
OTHERWISE SO ENTITLED TO BRING PROCEEDINGS AGAINST ANY
GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,
PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING
TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, the Collateral Agent each (i) acknowledges that this waiver is a material inducement for Guarantor and the Collateral Agent to enter into a business relationship, that Guarantor and Collateral Agent have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.
THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE
MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER
SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,
SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be f iled as a written consent to a trial by the court.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed as of the date first above written by their respective officers thereunto duly authorized.


COMMUNITY HOSPITAL OF ANDALUSIA, INC.

CRESTWOOD HOSPITAL & NURSING HOME, INC.

DOCTORS HOSPITAL OF MOBILE, INC.

SELMA MEDICAL CENTER HOSPITAL, INC.

TRI-CITY MED, INC.

HTI TUCSON REHABILITATION, INC.

HOSPITAL CORPORATION OF ARIZONA

HOSPITAL CORPORATION OF NORTHWEST, INC.

DEQUEEN HEALTH SERVICES. INC.

CH SYSTEMS

C.H.L.H, INC.

CHINO COMMUNITY HOSPITAL CORPORATION, INC.

COMMUNITY HOSPITAL OF GARDENA CORPORATION, INC.

ENCINO HOSPITAL CORPORATION, INC.

SEBASTOPOL HOSPITAL CORPORATION

UKIAH HOSPITAL CORPORATION

GENERAL HEALTH SERVICES, INC.

HOSPITAL DEVELOPMENT PROPERTIES, INC.

ODYSSEY ACQUISITION CORP.

EASTE POINT HOSPITAL, INC.

EAST POINTE PHO, INC.

EDWARD WHITE HOSPITAL, INC.

HOSPITAL CORPORATION OF LAKE WORTH

HOSPITAL DEVELOPMENT & SERVICE CORP

MEDICAL CARE OF BROWARD, INC.

MEDICAL CENTER OF SANTA ROSA, INC.

NORTH BEACH HOSPITAL, INC.

NORTH OKALOOSA MEDICAL CENTER, INC.

PALMS WEST HOSPITAL, INC.

PHYSICIAN SERVICES OF PALM BEACH COUNTY, INC.

SANTA ROSA EMERGENCY MEDICAL SERVICES, INC.

SOUTH SEMINOLE HOSPITAL, INC.

ST. AUGUSTINE HOSPITAL, INC.

SUN CITY HOSPITAL, INC.

VISIONS HEALTHCARE, INC.

COLUMBUS CARDIOLOGY  INC.

COLUMBUS DOCTORS HOSPITAL, INC.

GAINESVILLE CARDIOLOGY, INC.

HOSPITAL CORPORATION OF LANIER, INC.

EASTERN IDAHO HEALTH SERVICES, INC.

MED CENTRAL, INC.

WEST VALLEY MEDICAL CENTER, INC.

HTI HEALTH SERVICES OF INDIANA, INC.

TERRE HAUTE REGIONAL HOSPITAL, INC.

COMMUNITY HOSPITAL, INC.

LOGAN MEMORIAL HOSPITAL, INC.

HOSPITAL CORPORATION OF KENTUCKY

SPRINGVIEW HOSPITAL, INC.

DAUTERIVE HOSPITAL CORPORATION

HAMILTON MEDICAL CENTER, INC.

MEDICAL CENTER OF BATON ROUGE, INC.

WOMEN'S AND CHILDREN'S HOSPITAL, INC.

HTI HEALTH SERVICES, INC.

HTI HEALTH SERVICES OF NORTH CAROLINA, INC.

HERITAGE HOSPITAL, INC.

HOSPITAL CORPORATION OF NORTH CAROLINA

EDMOND PHYSICIAN HOSPITAL ORGANIZATION, INC.

HOSPITAL CORPORATION OF SEILING, INC.

HOSPITAL CORPORATION OF DOUGLAS, INC.
MCMINNVILLE HOSPITAL, INC.

ROSEBURG AMBULANCE, INC.

CHESTERFIELD GENERAL HOSPITAL, INC.

HTI SOUTH CAROLINA, INC.

WALTERBORO COMMUNITY HOSPITAL, INC.

BENTON COMMUNITY HOSPITAL, INC.

CROCKETT GENERAL HOSPITAL, INC.

EASTERN TENNESSEE MEDICAL SERVICES, INC.

HTI EDGEFIELD, INC.

HTI MEDICAL SERVICES CORPORATION

HTI MEMORIAL HOSPITAL CORPORATION

HTI TRI-CITIES REHABILITATION, INC.

HEALTHTRUST, INC. - THE HOSPITAL COMPANY

HENDERSONVILLE HOSPITAL CORPORATION

HOSPITAL CORPORATION OF SMITH AND
    OVERTON COUNTY

HUMBOLDT CEDAR CREST HOSPITAL, INC.

IPN SERVICES, INC.

JOHNSON CITY EYE & EAR HOSPITAL,INC.

JOHNSON CITY MEDICAL SERVICES, INC.

MEDICAL RESOURCE GROUP, INC.

MIDDLE TENNESSEE MEDICAL SERVICES
    CORPORATION

NORTH SIDE HOSPITAL, INC.

RIVER PARK HOSPITAL, INC.

SP ACQUISITION CORP.

STONES RIVER HOSPITAL, INC.

SYCAMORE SHOALS HOSPITAL, INC.

TRINITY HOSPITAL CORPORATION

AUSTIN MEDICAL CENTER, INC.

BEDFORD - NORTHEAST COMMUNITY HOSPITAL, INC.

BROWNSVILLE - VALLEY REGIONAL MEDICAL CENTER, INC.

BROWNWOOD REGIONAL HOSPITAL, INC.

CONROE HOSPITAL CORPORATION

CORONADO COMMUNITY HOSPITAL, INC.

DETAR HOSPITAL, INC.

DFW PHYSICIAN SERVICES CORPORATION

DOCTORS HOSPITAL (CONROE), INC.

HTI GULF COAST, INC.

LONGVIEW REGIONAL HOSPITAL, INC.

MANSFIELD HOSPITAL, INC.

MIDWAY PARK HEALTH NETWORK, INC.

MIDWAY PARK MEDICAL CENTER CORPORATION

NORTHEAST PHO, INC.

PASADENA BAYSHORE HOSPITAL, INC.

SUNBELT REGIONAL MEDICAL CENTER, INC.

WHARTON HOSPITAL CORPORATION

WOODLAND HEIGHTS GENERAL HOSPITAL,INC.

BRIGHAM CITY COMMUNITY HOSPITAL, INC.

CASTLEVIEW HOSPITAL, INC.

HTI OF UTAH, INC.

HTI - MANAGED CARE OF UTAH, INC.

HTI PHYSICIAN SERVICES OF UTAH, INC.

HOSPITAL CORPORATION OF UTAH

MEDICAL SERVICES OF SALT LAKE CITY, INC.

MOUNTAIN VIEW HOSPITAL, INC.

OGDEN MEDICAL CENTER, INC.

PIONEER VALLEY HOSPITAL, INC.

WEST JORDAN HOSPITAL CORPORATION

MONTGOMERY REGIONAL HOSPITAL, INC.

NEW RIVER HEALTHCARE PLAN, INC.

NORTHERN VIRGINIA HOSPITAL CORPORATION

PULASKI COMMUNITY HOSPITAL, INC.

OLYMPIA HOSPITAL CORPORATION

RAINIER REGIONAL REHABILITATION HOSPITAL, INC.

WYOMING HEALTH SERVICES, INC.



By: S/Glenn D. Davis
Name:
Title:

Address:  c/o Healthtrust, Inc. - The Hospital Company
              4525 Harding Road
              Nashville, Tennesee  37205

Telecopier No.: (615) 298-6377

Attention:  President


THE BANK OF NOVA SCOTIA,
as Collateral Agent


By: s/Mary K. Munoz
  Authorized Signatory

Address:  600 Peachtree Street, N.E.
          Suite 2700
          Atlanta, Georgia  30308

Telecopier No.:  (404) 888-8998

Attention:  Ms. Mary Munoz

EXHIBIT A

TO

THE SUBSIDIARY GUARANTY


FORM OF ACKNOWLEDGEMENT (SUBSIDIARY) TO SUBSIDIARY
GUARANTY


[TO BE EXECUTED AND DELIVERED BY EPIC AND ITS
SUBSIDIARIES AND EACH OTHER PERSON THAT BECOMES A
SUBSIDIARY OF THE COMPANY (OTHER THAN A JV SUBSIDIARY)
AFTER THE CLOSING DATE]

Reference is hereby made to the Subsidiary Guaranty
Agreement, dated as of April 28, 1994 (the "Guaranty";
capitalized terms defined therein being used herein as therein defined) in which this Acknowledgement is incorporated.

The undersigned acknowledges the terms of the Guaranty and agrees to be bound thereby.

[NAME]


By

Title




Notice Address:


A-1

EXHIBIT B

TO

THE SUBSIDIARY GUARANTY


Set forth below are the definitions used in the Guaranty to determine the maximum liability of a Guarantor thereunder with respect to the Guarantied
Obligations. These definitions and their use in the Guaranty should be construed in a manner that gives effect to the following intent: the parties intend that each Guarantor shall be liable in an amount equal to the benefit it has received or, if greater, in an amount equal to 95% of the value of its assets after subtracting its liabilities (as determined using the definitions below), in either case with the goal of maximizing the amount payable by such Guarantor without rendering it insolvent, leaving it with an unreasonably small amount of capital with which to conduct its business or leaving it unable to pay its debts as they mature. Each of the defined terms set forth below is intended to apply to each of the Guarantors separately.

"Endinq Date" means the earlier of the date of the commencement of a case under Title 11 of the United
States Code involving the Company or such Guarantor or the date enforcement of this Guaranty is sought.

"Fair Saleable Value" of any assets means the amount which may be realized, as of a Calculation Date, within a reasonable time, either through collection of such assets or sale of such assets at the regular market value, understanding "regular market value" to mean the amount which could be obtained for the assets in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

"Adjusted Indebtedness" means the present value, as of a Calculation Date, of known probable liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, but excluding (i) any liabilities of such Guarantor under this Guaranty and (ii) all intercompany indebtedness, up to an amount not exceeding the amount of the Guarantied Obligations, owed by such Guarantor to the Company, it being understood that a portion of such indebtedness shall be discharged in full in an amount equal to the amount paid by such Guarantor hereunder.
Contingent or unliquidated liabilities shall be valued as of a Calculation Date at the amount which, in light of all the facts and circumstances existing at such time, represents the amount which could reasonably be expected to become an actual matured liability.

"Adjusted Net Worth" means, as of a Calculation Date, the excess of (i) the Fair Saleable Value of the assets of such Guarantor on such Calculation Date, over (ii) the amount of Adjusted Indebtedness of such Guarantor on such Calculation Date.


"Calculation Date" means the date of the initial Credit
Extension and each date thereafter on or prior to the Ending Date.

"Calculation Date Amount" shall be calculated as of each Calculation Date, and means the lesser of (i) the aggregate amount of outstanding Credit Extensions on such Calculation Date, and (ii) 95% of Adjusted Net
Worth as of such Calculation Date.

"Maximum Guaranty Amount" means the greatest
Calculation Date Amount; provided that if the aggregate amount of Credit Extensions decreases after the Calculation Date in respect of such Calculation Date
Amount, the Maximum Guaranty Amount shall be the lesser of (i) such Calculation Date Amount and (ii) the lowest aggregate amount of Credit Extensions on any date after such Calculation Date; provided further that if there are one or more Calculation Dates after such Calculation Date with respect to which there is a higher Calculation Date Amcunt than the Ma~imum
Guaranty Amount calculated in accordance with the preceding proviso, the Maximum Guaranty Amount shall be determined on the basis that the greatest of the Calculation Date Amounts in respect of such subsequent
Calculation Dates is the "Greatest Calculation Date
Amount" first referred to above and the procedures contained in the preceding proviso and this proviso shall be repeated if the provisions of the preceding proviso would then be applicable.

    B-2

EXHIBIT C

TO

THE SUBSIDIARY GUARANTY


ACKNOWLEDGMENT (GUARANTEED PARTY) TO SUBSIDIARY
GUARANTY


The undersigned, as representative of the holders of obligations refinancing or extending all or any portion of the Obligations under the Credit Agreement, hereby acknowledges the terms of this Guaranty and agrees to be bound hereby. The Credit Agreement to which the undersigned is a party [Insert description of new
Credit Agreement].] [The undersigned has entered into an Interest Rate Agreement with the Company pursuant to which obligations thereunder are to be guaranteed under this Guaranty. The undersigned acknowledges the terms of this Guaranty and agrees to be bound hereby.]

[Collateral Agent:

[Insert name of successor Collateral Aqent]

[INTEREST RATE EXCHANGER]


By:

Title:

Date:

Address:


Acknowledged and agreed:

GUARANTORS:


By:
Title:

Date:




C - 1